As Filed with the Securities and Exchange Commission on October 2, 2006
                                                 Registration No.  333-46924

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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                        Post-Effective Amendment No. 2
                                      TO
                                   FORM S-8
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933


                      THE AMERICAN EDUCATION CORPORATION
            (Exact name of registrant as specified in its charter)

                 NEVADA                             73-1621446
   (State or other jurisdiction of (I.R.S. Employer Identification No.)
    incorporation or organization)


                     7506 N. Broadway Extension, Suite 505
                         Oklahoma City, Oklahoma  73116

                    (Address of principal executive offices)


    The American Education Corporation Stock Option Plan for Employees
      The American Education Corporation Directors' Stock Option Plan
                          (Full title of the plan)

                               Jeffrey E. Butler
                               President and CEO
                     The American Education Corporation
                   7506 N. Broadway Extension, Suite 505
                       Oklahoma City, Oklahoma  73116
                               (405) 840-6031
        (Name, address and telephone number, including area code, of agent for service)

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                 EXPLANATORY NOTE: DEREGISTRATION OF SECURITIES

    This Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on September 29, 2000 (Registration No. 333-46924) (the "Registration Statement") deregisters shares of the common stock of The American Education Corporation (the "Company"), par value $0.50 per share, that had been registered for issuance under the Company's Stock Option Plan for Employees that have not been issued.

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                                  SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 2nd day of October 2006.

(Registrant)                           THE AMERICAN EDUCATION CORPORATION


                                       By: /s/ Jeffrey E. Butler
                                           --------------------------------
                                           Jeffrey E. Butler
                                           President and CEO



                                       By: /s/ Neil R. Johnson
                                           --------------------------------
                                           Neil R. Johnson
                                           Chief Financial Officer


    Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the 2nd day of October 2006.

Signature
                                             Title

---------                                   --------



/s/ Jeffrey E. Butler
-----------------------------

Jeffrey E. Butler                           Director



/s/ Newton W. Fink
-----------------------------
Newton W. Fink                              Director


/s/ Monty C. McCurry
-----------------------------
Monty C. McCurry                            Director


/s/ Stephen E. Prust
-----------------------------
Stephen E. Prust                            Director